EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Innovative Valve Technologies, Inc. on Form S-1 of our report dated April 11, 1997 appearing in the Prospectus, which is part of this Registration Statement, on the financial statements of GSV, Inc. as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

Orlando, Florida
October 17, 1997